Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF LIQUIDIA
CORPORATION

On November 18, 2020 (the “Closing Date”), we completed the previously announced acquisition contemplated by the Agreement and Plan of Merger, dated as of June 29, 2020, as amended by a Limited Waiver and Modification to the Merger Agreement, dated as of August 3, 2020 (the “Merger Agreement”), by and among Liquidia Technologies, Inc., a Delaware corporation (“Liquidia Technologies”), Liquidia Corporation, a Delaware corporation (“Liquidia Corporation”), RareGen, LLC, a Delaware limited liability company (“RareGen”), Gemini Merger Sub I, Inc., a Delaware corporation (“Liquidia Merger Sub”), Gemini Merger Sub II, LLC, a Delaware limited liability company (“RareGen Merger Sub”), and PBM RG Holdings, LLC, a Delaware limited liability company (“PBM RG Holdings”). Pursuant to the Merger Agreement, Liquidia Merger Sub, a former wholly owned subsidiary of Liquidia Corporation, merged with and into Liquidia Technologies (the “Liquidia Technologies Merger”), and RareGen Merger Sub, a former wholly owned subsidiary of Liquidia Corporation, merged with and into RareGen (the “RareGen Merger” and, together with the Liquidia Technologies Merger, the “Merger Transaction”). Upon consummation of the Merger Transaction, the separate corporate existences of Liquidia Merger Sub and RareGen Merger Sub ceased and Liquidia Technologies and RareGen continue as wholly owned subsidiaries of Liquidia Corporation. Unless the context otherwise requires, references in this Exhibit 99.2 to “we,” “us,” “our” and “our company” refer to Liquidia Corporation and its subsidiaries (except for periods prior to the Closing Date, which refer to Liquidia Technologies).

The following unaudited pro forma condensed combined financial statements give effect to the Merger Transaction. The Unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the Merger Transaction had occurred on September 30, 2020. The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 are presented as if the Merger Transaction had occurred on January 1, 2019, the beginning of the earliest period presented. The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of our company and RareGen, and the assumptions and adjustments set forth in the accompanying explanatory notes. These unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting where we are considered the acquirer of RareGen for accounting purposes. See “Note 2 - Basis of Presentation” below on Page 7.

The unaudited pro forma condensed combined financial statements for the Merger Transaction have been developed from and should be read in conjunction with our unaudited interim consolidated financial statements contained in our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2020 filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 6, 2020 and our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 16, 2020, which are each incorporated by reference into this Exhibit 99.2. The acquisition of RareGen is expected to be accounted for as a business combination and will reflect the application of acquisition accounting in accordance with Accounting Standards Codification (ASC) 805, Business Combinations. For purposes of developing the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2020, the acquired RareGen assets, including identifiable intangible assets and liabilities assumed, have been recorded at their estimated fair values with the excess purchase price assigned to goodwill. The pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and liabilities assumed and information available as of the date of filing the Current Report on Form 8-K12B/A of which this Exhibit 99.2 is incorporated therein by reference (the “Form 8-K12B/A”). Certain valuations and assessments, including valuations of property, plant and equipment, contingent consideration, other intangible assets as well as the assessment of the tax positions and rates of the combined business, are in process and will not be completed until subsequent to the filing of the Form 8-K12B/A. The estimated fair values assigned in these unaudited pro forma condensed combined financial statements are preliminary and represent our current best estimate of fair value and are subject to revision.

On the Closing Date, an aggregate of 5,550,000 shares of Liquidia Corporation common stock, $0.001 par value per share (“Liquidia Corporation Common Stock”), were issued to RareGen members in exchange for 10,000 RareGen common units, representing all of the issued and outstanding RareGen equity. Additionally, on the Closing Date, an aggregate of 616,666 shares of Liquidia Corporation Common Stock were withheld from RareGen members to secure the indemnification obligations of RareGen members. Additionally, RareGen members received a pro rata portion of the RareGen cash at closing in excess of $1 million. RareGen members are also entitled to receive a pro rata portion of up to an additional 2,708,333 shares of Liquidia Corporation Common Stock in the aggregate in 2022, based on the amount of 2021 net sales of the generic treprostinil product (“Net Sales Earnout Shares”) owned by Sandoz Inc. (“Sandoz”), which RareGen markets pursuant to that certain Promotion Agreement between RareGen and Sandoz, dated as of August 1, 2018, as amended on May 8, 2020 and September 4, 2020 (the “Promotion Agreement”). Please see Note 3 below for further detail on consideration paid to RareGen members. The fair value of the purchase consideration, or the purchase price, in the unaudited pro forma condensed combined financial statements was approximately $20.8 million. The purchase consideration consists of the 6,166,666 shares of Liquidia Corporation Common Stock based on a per share price of $3.38, which represents the closing price of Liquidia Technologies common stock, $0.001 par value per share (“Liquidia Technologies Common Stock”), on the Closing Date. The estimated fair value of the contingent consideration was de minimis.

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2020

	Liquidia Technologies	RareGen	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$79,551,041	$10,699,389	$(9,699,389)	A	$80,551,041
Prepaid expenses and other current assets	1,095,331	30,685	—		1,126,016
Total current assets	80,646,372	10,730,074	(9,699,389)		81,677,057
Property and equipment, net	7,388,376	81,871			7,470,247
Operating lease right-of-use assets	2,698,344	—	—		2,698,344
Intangible assets, net	—	—	5,767,000	C	5,767,000
Indemnification asset	—	—	1,777,236	H	1,777,236
Goodwill	—	—	2,787,873	C	2,787,873
Other assets	378,043	13,669,131	(433,667)	C	13,613,507
Total assets	$91,111,135	$24,481,076	$199,053		$115,791,264

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$6,893,434	$1,562,318	$2,277,244	D, F	$10,732,996
Profit share liability	—	541,232	(541,232)	B	—
Lease liabilities, current portion	1,752,532	—	—		1,752,532
Due to related party	—	27,244	(27,244)	D	—
Litigation finance payable	—	1,777,236	—		1,777,236
Deferred income tax liability	—	—	470,000	G	470,000
Current portion of long-term debt	5,585,636	—	—		5,585,636
Total current liabilities	14,231,602	3,908,030	2,178,768		20,318,400
Lease liabilities, noncurrent	5,494,052	—	—		5,494,052
Long-term debt	6,104,374	—	—		6,104,374
Total liabilities	25,830,028	3,908,030	2,178,768		31,916,826
Stockholders’ Equity
Members’ equity	—	20,573,046	(20,573,046)	E	—
Common stock	37,752	—	6,167	E	43,919
Additional paid-in capital	324,159,065	—	20,837,164	E	344,996,229
Accumulated deficit	(258,915,710)	—	(2,250,000)	F	(261,165,710)
Total stockholders’ equity	65,281,107	20,573,046	(1,979,715)		83,874,438
Total liabilities and stockholders’ equity	$91,111,135	$24,481,076	$199,053		$115,791,264

See accompanying “Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.”

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2020

	Liquidia Technologies	RareGen	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Net service revenue	$—	$3,037,665	$—		$3,037,665
Net service revenue	—	3,037,665	—		3,037,665
Operating expenses:
Cost of service revenue	—	967,000	485,000	I	1,452,000
Research and development	26,974,320	121,366	—		27,095,686
General and administrative	16,201,249	4,889,285	(2,500,000)	F	18,590,534
Total operating expenses	43,175,569	5,977,651	(2,015,000)		47,138,220
(Loss) Income from operations	(43,175,569)	(2,939,986)	2,015,000		(44,100,555)
Interest income	155,852	19,094	—		174,946
Interest expense	(656,543)	—	—		(656,543)
Net (loss) income	$(43,676,260)	$(2,920,892)	$2,015,000		$(44,582,152)

Net loss per share, basic and diluted	$(1.38)				$(1.18)
Weighted average common shares outstanding, basic and diluted	31,576,992		6,166,666	E	37,743,658

See accompanying “Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.”

Exhibit 99.2

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2019

	Liquidia Technologies	RareGen	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Net service revenue	$—	$10,088,356	$—		$10,088,356
Collaboration revenue	8,072,120	—	—		8,072,120
Total revenue	8,072,120	10,088,356	—		18,160,476
Operating expenses:
Cost of revenue	807,192	2,211,124	953,000	I	3,971,316
Research and development	40,491,358	30,627	—		40,521,985
General and administrative	13,597,119	7,459,577	4,750,000	F	25,806,696
Total operating expenses	54,895,669	9,701,328	5,703,000		70,299,997
(Loss) Income from operations	(46,823,549)	387,028	(5,703,000)		(52,139,521)
Interest income	613,716	22,799	—		636,515
Interest expense	(1,373,622)	(53)	—		(1,373,675)
Net (loss) income	$(47,583,455)	$409,774	$(5,703,000)		$(52,876,681)

Net loss per share, basic and diluted	$(2.57)				$(2.15)
Weighted average common shares outstanding, basic and diluted	18,482,455		6,166,666	E	24,649,121

See accompanying “Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.”

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.            Description of Transaction

Consideration paid to RareGen

On the Closing Date, an aggregate of 5,550,000 shares of Liquidia Corporation Common Stock were issued to RareGen members in exchange for 10,000 RareGen common units, representing all of the issued and outstanding RareGen equity. Additionally, on the Closing Date, an aggregate of 616,666 shares of Liquidia Corporation Common Stock were withheld from RareGen members to secure the indemnification obligations of RareGen members. RareGen members are also entitled to receive between 1,458,333 shares of Liquidia Corporation Common Stock, in the event that 2021 net sales under the Promotion Agreement equals $32.9 million, and 2,708,333 shares of Liquidia Corporation Common Stock in the event that 2021 net sales under the Promotion Agreement equals $61.1 million. Additionally, RareGen members received a pro rata portion of the RareGen cash at closing in excess of $1 million, which is referred to in the Merger Agreement as the Minimum Cash Amount. This number of shares of Liquidia Corporation Common Stock to be exchanged in the Merger Transaction was not, and will not be, as applicable, adjusted for changes in the market price or number of shares outstanding of either Liquidia Technologies Common Stock between the date of signing the Merger Agreement and the Closing Date or, for purposes of the Net Sales Earnout Shares, the Liquidia Corporation Common Stock between the Closing Date and the date of determination of whether 2021 net sales are at least $32.9 million.

2.            Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements give effect to the Merger Transaction in which RareGen merged with and into our company. The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of our company and RareGen, and the assumptions and adjustments set forth in these notes. The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are based on available information and assumptions that we believe are reasonable. It does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Liquidia Corporation would have been if the Merger Transaction occurred on the dates indicated, nor is it necessarily indicative of future consolidated results of operations or consolidated financial position. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results following the date of the unaudited pro forma condensed combined financial statements.

Merger-related pro forma adjustments are included only to the extent they are adjustments that reflect the accounting for the transaction in accordance with U.S. GAAP.

The Merger Transaction is expected to be accounted for using the acquisition method of accounting with our company considered the accounting and legal acquirer. The unaudited pro forma condensed combined financial statements reflect the preliminary assessment of fair values and useful lives assigned to the assets acquired and liabilities assumed. Fair value estimates were determined based on preliminary discussions between us and RareGen and through due diligence efforts. The detailed valuation studies necessary to arrive at the required estimates of the fair values for the RareGen assets acquired and liabilities assumed have not been completed. Significant assets and liabilities that are subject to preparation of valuation studies to determine appropriate fair value adjustments include intangible assets, deferred income tax liability and accrued costs. Changes to the fair values of these assets and liabilities may also result in changes to goodwill recorded from the acquisition, which could be material.

3.            Preliminary Purchase Consideration

The fair value of the purchase consideration, or the purchase price, in the unaudited pro forma condensed combined financial statements was approximately $20.8 million. The purchase consideration consists of the 6,166,666 shares of Liquidia Corporation Common Stock based on a per share price of $3.38, which represents the closing price of Liquidia Technologies Common Stock on the Closing Date.

The total estimated purchase price and allocated purchase price is summarized as follows:

Number of shares of the combined company to be owned by RareGen’s members	6,166,666
Multiplied by the fair value per share of Liquidia Technologies common stock	$3.38
Total estimated purchase price	$20,843,331

For purposes of this pro forma analysis, the above estimated purchase price has been allocated as follows based on a preliminary estimate of the fair value of assets and liabilities acquired as of September 30, 2020:

Cash	$1,000,000
Property and equipment	81,871
Prepaid and other current assets	30,685
Intangible assets	5,767,000
Other assets	13,235,464
Indemnification asset	1,777,236
Goodwill	2,787,873
Less other current liabilities	(1,589,562)
Less litigation finance payable, current	(1,777,236)
Less deferred tax liability	(470,000)
Total estimated purchase price	$20,843,331

4.            Pro Forma Adjustments

In May 2020, the SEC adopted Release No.33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (the “Final Rule”). The Final Rule became effective on January 1, 2021, and the unaudited pro forma condensed combined financial statements herein are presented in accordance therewith.

Adjustments included in the column under the heading “Transaction Accounting Adjustments” are solely based on information contained within the Merger Agreement. Transaction Accounting Adjustments are required adjustments that reflect only the application of required accounting to the transaction linking the effects of the acquisition of RareGen to our historical financial statements.

Given our history of net losses and valuation allowance, management assumed a statutory tax rate of 0%. Therefore the pro forma adjustments to the statement of operations resulted in no income tax adjustment to the pro forma financial statements.

Pro forma adjustments are necessary to reflect the acquisition consideration exchanged and to adjust amounts related to the tangible assets and liabilities of RareGen to reflect the preliminary estimate of their fair values, and to reflect the impact on the balance sheets and statements of operations of the Merger Transaction as if the companies had been combined during the periods presented herein. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

A.	To adjust cash received from RareGen as RareGen members received a pro rata portion of all cash in excess of $1.0 million at the closing per the terms of the Merger Agreement.

B.	To adjust the profit share liability from the Promotion Agreement generated prior to the closing of the Merger Transaction. Any payments owed to or from Sandoz prior to the closing of the Merger Transaction were not part of the assets acquired or liabilities assumed.

C.	To record the fair value of the intangible asset and other assets acquired and the residual goodwill from the Merger Transaction. Goodwill, representing the excess of the purchase price over the fair value of the assets to be acquired, is $2,787,873. This allocation is based on preliminary estimates. The final allocation may differ materially from this estimate as changes to the initial valuation of assets and liabilities will be allocated to goodwill.

D.	To reclassify Due to related party balance to Accounts payable if the Merger Transaction were in effect as of the balance sheet date.

E.	To reflect the issuance of Liquidia Corporation Common Stock to then-members of RareGen and the elimination of RareGen’s historical members’ equity balance, including accumulated earnings.

F.	To reflect unrecorded estimated transaction expenses of $2,250,000 as of September 30, 2020 in the Unaudited Pro Forma Condensed Combined Balance Sheet and to record total estimated transaction expenses of $4,750,000 in the earliest period presented. These transaction costs are one-time non-recurring expenses directly associated with the Merger Transaction.

G.	To record a deferred tax liability for the difference between the tax and book amortization of the acquired intangible and other assets utilizing the blended federal and state statutory income tax rate of approximately 23% for the nine months ended September 30, 2020.

H.	To record the preliminary estimated fair value of $1.0 million for an indemnification asset related to legal fees paid to cover the costs of the litigation among RareGen and Sandoz as plaintiffs and United Therapeutics Corporation and Smiths Medical ASD, Inc. as defendants. The Company is indemnified through the Litigation Funding and Indemnification Agreement, dated as of November 17, 2020, by and between PBM RG Holdings and RareGen.

I.	To record the amortization expense applicable to the related period for the intangible asset acquired as part of the business combination. The newly acquired intangible asset has been amortized using an estimated useful life of eight years. The intangible asset is being amortized to cost of revenue based on the expected timing of yearly net revenues versus the expected total net revenues from the Promotion Agreement as this represents management’s best estimate of the pattern of utilization for the intangible asset. We are still in the process of evaluating the fair value of the intangible asset. Any resulting change in the fair value would have a direct impact to amortization expense.

5.            Reclassification Adjustments

Certain reclassifications have been made to the historical presentation of earnings from continuing operations of RareGen to conform to the financial statement presentation of our company. The RareGen adjustments in the Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 are presented below:

Reclassification adjustments in the Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2020:

	Before Reclassification	Reclassification Adjustments	Notes	After Reclassification
Net service revenue	$3,037,665	$—		$3,037,665
Operating expenses:
Cost of revenue	—	967,000	(i)	967,000
Litigation expense	3,162,808	(3,162,808)	(ii)	—
Payroll expense	1,680,204	(1,680,204)	(i), (iii)	—
Management fee	180,000	(180,000)	(iv)	—
Research and development	121,366	—		121,366
General and administrative	833,273	4,056,012	(ii), (iii), (iv)	4,889,285
Total operating expenses	5,977,651	—		5,977,651
Loss from operations	(2,939,986)	—		(2,939,986)
Interest income	19,094	—		19,094
Net loss	$(2,920,892)	$—		$(2,920,892)

(i)	Represents the reclassification of RareGen’s sales force-related payroll expense into cost of revenue to conform to our company’s statement of operations presentation.
(ii)	Represents the reclassification of RareGen’s litigation expense into general and administrative expense to conform to our company’s statement of operations presentation.
(iii)	Represents the reclassification of RareGen’s management-related payroll expense into general and administrative expense to conform to our company’s statement of operations presentation.
(iv)	Represents the reclassification of RareGen’s management fee expense into general and administrative expense to conform to our company’s statement of operations presentation.

Reclassification adjustments in the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2019:

	Before Reclassification	Reclassification Adjustments	Notes	After Reclassification
Net service revenue	$10,088,356	$—		$10,088,356
Operating expenses:
Cost of revenue	—	2,211,124	(i)	2,211,124
Litigation expense	5,312,357	(5,312,357)	(ii)	—
Payroll expense	2,944,705	(2,944,705)	(i), (iii)	—
Management fee	300,000	(300,000)	(iv)	—
Research and development	30,627	—		30,627
General and administrative	1,113,639	6,345,938	(ii), (iii), (iv)	7,459,577
Total operating expenses	9,701,328	—		9,701,328
(Loss) Income from operations	387,028	—		387,028
Interest income	22,799	—		22,799
Interest expense	(53)	—		(53)
Net (loss) income	$409,774	$—		$409,774

(i)	Represents the reclassification of RareGen’s sales force-related payroll expense into cost of revenue to conform our company’s statement of operations presentation.
(ii)	Represents the reclassification of RareGen’s litigation expense into general and administrative expense to conform to our company’s statement of operations presentation.
(iii)	Represents the reclassification of RareGen’s management-related payroll expense into general and administrative expense to conform to our company’s statement of operations presentation.
(iv)	Represents the reclassification of RareGen’s management fee expense into general and administrative expense to conform to our company’s statement of operations presentation.

RareGen’s intangible asset was reclassified to Other assets in the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2020 to conform to our company’s accounting policy and presentation of the financial statements.

6.            Revision of Previously Issued Financial Statements

During the three months ended June 30, 2020, our company identified an error in the matter in which we calculated diluted weighted common shares outstanding and diluted net loss per common share. While we had included common stock warrants whose exercise price is de minimis in the calculation of basic weighted average common shares outstanding and basic net loss per common share, these warrants were inappropriately excluded from the calculation of diluted weighted common shares outstanding and diluted net loss per common share, which resulted in an error in those previously reported amounts for the year ended December 31, 2019. We have evaluated this error and determined that this error was not material to any prior annual or interim periods. However, we will revise the previously presented December 31, 2019 diluted weighted common shares outstanding and diluted net loss per common share as presented below when we issue our 2020 financial statements in connection with filing our Form 10-K as of and for the year ended December 31, 2020. This error has been corrected in the Liquidia Technologies column of the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2019 presented above.

	Year Ended
	December 31, 2019
	As Presented	As Revised
Net loss per common share: Diluted	$(2.59)	$(2.57)

Diluted weighted average shares outstanding	18,371,083	18,482,455